SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

                                [Amendment No.      ]

          Filed by the Registrant  [x]

          Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

               Soliciting Material Pursuant to   240.14a-11(c) or
                 240.14a-12

                           Financial Industries Corporation
                   (Name of Registrant as Specified in Its Charter)

                           Financial Industries Corporation
                     (Name of Persons(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

               1) Title of each class of securities to which transaction applies:

               2.) Aggregate number of securities to which transaction applies:

               3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4.)  Proposed maximum aggregate value of transaction:

               5.)  Total fee paid:

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1.)  Amount Previously Paid:
               2.)  Form Schedule or Registration Statement No.:
               3.)  Filing Party:
               4.)  Date Filed:

          Financial Industries Corporation
          Austin Centre, 701 Brazos
          Austin, Texas  78701

          Dear Shareholder:

          You are invited to attend the Annual Meeting of Shareholders of Financial Industries Corporation, which will be held at the Austin Centre, 701 Brazos, Austin, Texas 78701 on May 21, 1996, at 11:00 a.m. local time. For those of you who cannot be present at this meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it to us in the enclosed postage paid envelope at your earliest convenience. By returning your proxy promptly, you will assist us in reducing the Company's expenses relating to the meeting. You can revoke your signed proxy at any time before it is used.

          We appreciate your support and cooperation in returning the enclosed proxy.

                                        Cordially,

                                        Roy F. Mitte
                                        Chairman,   President   and   Chief
                                        Executive Officer

          Financial Industries Corporation
          Austin Centre, 701 Brazos
          Austin, Texas  78701

                               NOTICE OF ANNUAL MEETING
                               TO BE HELD MAY 21, 1996

          Notice is hereby given that the 1996 Annual Meeting of Shareholders of Financial Industries Corporation is scheduled to be held at the Austin Centre, 701 Brazos, Austin, Texas 78701 on May 21, 1996, 11:00 a.m., local time, for the following purposes:

               1.   The election of eleven Directors for the ensuing year.

               2. Such other business that may properly come before the meeting or any adjournment thereof.

          Only those Shareholders of record at the close of business on March 29, 1996 (the "Record Date") will be entitled to notice of and vote at the meeting or any adjournment thereof.

          The Proxy Statement accompanies this notice.

          April 19, 1996

                                        By Order of the Board of Directors

                                        James M. Grace
                                        Secretary

                                YOUR VOTE IS IMPORTANT

          We hope that you will be able to attend the meeting in person. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY in the enclosed envelope for which no postage is necessary if mailed in the United States. It will assist us in reducing the expenses of the Annual Meeting if Shareholders who do not attend in person return the signed proxy promptly. You may revoke your proxy at any time before it is voted.

                                 PROXY STATEMENT FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                                          OF
                           Financial Industries Corporation
                  Austin Centre   701 Brazos   Austin, Texas  78701

                This Proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Financial Industries Corporation (FIC or the Company) for use at the Annual Meeting of Shareholders to be held May 21, 1996, at the Austin Centre, 701 Brazos, Austin, Texas 78701. Solicitation of proxies may be made by mail and telephone and the expenses will be borne by FIC. The Company intends to reimburse broker-dealers and others for forwarding the proxy materials to beneficial owners of the FIC's Common Stock. The approximate date on which this Proxy Statement and the enclosed Form of Proxy will be sent or given to Shareholders is April 19, 1996.

               A copy of FIC's Annual Report to Shareholders for the year ended December 31, 1995, including financial statements, has either been previously forwarded to Shareholders or is included with this Proxy Statement.

               A copy of the Company's  Annual Report to the Securities and
          Exchange Commission on Form 10-K, including Financial Statements and Financial Statement Schedules, may be obtained by Shareholders without charge upon the receipt of a written request addressed to Robert S. Cox, Financial Industries Corporation, Austin Centre, 701 Brazos, Austin, Texas 78701.

               Only Shareholders of record on the books of FIC at the close of business on March 29, 1996, will be entitled to vote at the Annual Meeting. At the close of business on such date, there were outstanding and entitled to vote 1,085,593 shares of Common Stock. Each shareholder of FIC Common Stock is entitled to one vote for each share standing in his or her name on the books of the Company, as of the Record Date, on all business to come before the meeting. However, in voting for Directors, each Shareholder may cumulate votes for the election of Directors for those candidates whose names have been placed in nomination; that is, each Shareholder may cast as many votes as there are Directors to be elected multiplied by the number of shares then registered in his or her name and to cast all such votes for one candidate or distribute such votes among the nominees for Director in accordance with the Shareholder's choice. Each share will be entitled to eleven(11) votes on a cumulative basis in voting for Directors. The right to vote cumulatively may be exercised only in the event that a Shareholder gives written notice of his decision to vote cumulatively to the Secretary of FIC on or before the day preceding the Annual Meeting. If any Shareholder complies with that written notice requirement, all Shareholders may cumulate their votes. FIC's management does not intend to request cumulative voting of their shares and is not aware of an intention by any Shareholder to do so. However, should any Shareholder elect to vote cumulatively, the person authorized to vote shares represented by executed proxies, if authority to vote for the election of Directors is not withheld, will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine or, if authority to vote for a specific candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld.

               The proxy solicited by this Proxy Statement is revokable at any time prior to the exercise thereof at the meeting by written notice submitted to James M. Grace, Secretary, Financial Industries Corporation, Austin Centre, 701 Brazos, Austin, Texas 78701 or by delivery of a subsequent proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with instructions contained therein. Proxies submitted without specification will be voted to elect the nominees for Directors named herein.

                                ELECTION OF DIRECTORS

               The following eleven nominees are proposed for election as Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All nominees are now Directors of the Company. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless authorization to do so is withheld in the proxy. If any nominee for election as Director is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons acting under the proxy will vote for such other person as management may recommend. An affirmative vote by a majority of those shares constituting at least a quorum at the Annual Meeting of Shareholders is required for the election of Directors. The Board of Directors recommends a vote "FOR" each of the nominees.

               The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them are set forth on the following pages. The data supplied below is based on information provided by the nominees, except to the extent that such data is known to the Company.

                             Principal Occupation and Other       Director
          Name          Age  Information                          Since


          John D.       53   Vice  President,  Investments  of    1991
          Barnett            Prudential Securities since 1983.

          Joseph F.     57   Vice President  and Director  of FIC 1992
          Crowe, FSA         since February 1992.  Vice President
                             and  Director   of  InterContinental
                             Life  Corporation  (ILCO)  since May
                             1991.  Executive  Vice President and
                             Director of Investors Life Insurance
                             Company   of   North   America   and
                             InterContinental    Life   Insurance
                             Company since June  1991.  Executive
                             Vice  President   and  Director   of
                             Family Life Insurance  Company since
                             June   1991   and   Investors   Life
                             Insurance Company  of Indiana  since
                             February  1995. From  1986 to  March
                             1991,  Executive  Vice  President of
                             Personal Financial Security Division
                             of Aetna Life & Casualty Company.

          Jeffrey H.    43   Senior Vice  President and  Director 1995
          Demgen             of Investors Life  Insurance Company
                             of North  America from  October 1992
                             to  June 1995    and    Family  Life
                             Insurance   Company  since   October
                             1992.    Senior  Vice  President  of
                             Intercontinental    Life   Insurance
                             Company  from October  1992 to  June
                             1995.  Senior   Vice  President   of
                             United Insurance Company of America,
                             Chicago, Illinois from  1984 to July
                             1992.

          James M.      52   Vice President, Secretary, Treasurer 1976
          Grace, CPA         and  Director  of  FIC  since  1976.
                             Director   since   1984   and   Vice
                             President and  Treasurer since  1985
                             of ILCO.   Executive Vice President,
                             Treasurer     and     Director    of
                             InterContinental    Life   Insurance
                             Company and Investors Life Insurance
                             Company of North America since 1989,
                             Family Life Insurance  Company since
                             June   1991   and   Investors   Life
                             Insurance Company  of Indiana  since
                             February 1995.

          Roger H. Hamm 51   Executive    Vice    President   and 1995
                             Director of Investors Life Insurance
                             Company of  Indiana, Investors  Life
                             Insurance Company  of North  America
                             and  Family  Life  Insurance Company
                             since August  1995.   Vice President
                             and Director of  FIC and ILCO  since
                             September  1995.     Executive  Vice
                             President  of InterContinental  Life
                             Insurance Company since August 1995.
                             Vice  President  of   Aetna  Life  &
                             Casualty Company from 1972 to 1995.

          Roy F. Mitte  64   Chairman of the Board, President and 1976
                             Chief Executive Officer of FIC since
                             1976.     Chairman  of   the  Board,
                             President   and    Chief   Executive
                             Officer of ILCO and InterContinental
                             Life Insurance  Company since  1985.
                             Chairman of the Board, President and
                             Chief Executive Officer of Investors
                             Life  Insurance  Company   of  North
                             America since  1988,    Family  Life
                             Insurance  Company  since  June 1991
                             and Investors Life Insurance Company
                             of  Indiana  since   February  1995.
                             Chairman, ILG Securities Corporation
                             since 1988.

          Dale E. Mitte 61   Senior Vice President  since January 1994
                             1993  and   Vice  President,   Chief
                             Underwriter and Director  since 1988
                             of Investors Life  Insurance Company
                             of      North      America       and
                             InterContinental    Life   Insurance
                             Company.    Senior   Vice  President
                             since  January  1993,  Director from
                             June  1991 to  April  1992 and  Vice
                             President   and  Chief   Underwriter
                             since  June  1991   of  Family  Life
                             Insurance Company.  Director, Senior
                             Vice President and Chief Underwriter
                             of Investors Life  Insurance Company
                             of Indiana since June 1995.

          Leonard A.    53   President,       Leonard      Nadler 1994
          Nadler             Associates, Inc., a  commercial real
                             estate brokerage company  located in
                             Los  Angeles,  California,  for more
                             than the last five years.

          Frank Parker  66   President,  Gateway  Tugs,  Inc. and 1994
                             Par-Tex Marine, Inc.,  both of which
                             are  located  in  Brownsville, Texas
                             and  are  engaged in  operating  and
                             chartering  harbor and  intracoastal
                             tug  boats, for  more than  the last
                             five years.

          Eugene E.     53   Vice President  and Director  of FIC 1992
          Payne, Ph.D.       since February 1992.  Vice President
                             of ILCO since 1988 and Secretary and
                             Director   of   ILCO   since   1989.
                             Executive    Vice   President    and
                             Director  since  1988  and Secretary
                             since   1989   of   Investors   Life
                             Insurance Company of  North America.
                             Executive Vice President  since 1988
                             and  Secretary  and  Director  since
                             1989   of    InterContinental   Life
                             Insurance Company.   Executive  Vice
                             President, Secretary and Director of
                             Family Life Insurance  Company since
                             June   1991   and   Investors   Life
                             Insurance Company  of Indiana  since
                             February 1995.

          Robert F.     52   General Counsel  and Vice  President 1992
          Spears, Esq.       of FIC  and Director of  Family Life
                             Insurance Company  since June  1991.
                             Partner  of  the law  firm  of Locke
                             Purnell  Rain  Harrell   in  Dallas,
                             Texas for more than five years prior
                             to June 1991.

               Mr. Nadler and his wife were general partners of a single-asset partnership that owned The Palmilla Apartments, a 26-unit apartment complex in Hollywood, California. In March 1992, a receiver for that property was appointed by stipulation of the parties in connection with the conveyance of that property to the mortgagee. The receiver was discharged by stipulation of the parties in September 1992.

               All of the nominees named above were elected Directors at the 1995 Annual Shareholders' Meeting, except Mr. Hamm, who was appointed a Director by the Board of Directors on September 22, 1995.

                                  EXECUTIVE OFFICERS

               The following table sets forth the names and ages of the persons who served as the Company's executive officers during 1994 together with all positions and offices held by them with the Company. Officers are elected to serve at the will of the Board of Directors or until their successors have been elected and qualified.

          Name                Age       Positions and Offices

          Roy F. Mitte        64        Chairman  of  the  Board, President
                                        and Chief Executive Officer
          James M. Grace      52        Vice   President,   Secretary   and
                                        Treasury
          Eugene E. Payne     53        Vice President
          Joseph F. Crowe     57        Vice President
          Roger Hamm          51        Vice President

               In May 1991, Roy F. Mitte suffered a stroke, resulting in partial paralysis affecting his speech and mobility. Mr. Mitte continues to make the requisite decisions in his capacity as Chief Executive Officer, although his ability to communicate and his mobility are impaired.

          COMPLIANCE  WITH SECTION 16(a) OF  THE SECURITIES EXCHANGE ACT OF
          1934

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

               Based solely on review of the copies of such forms furnished to the Company, or written representatives that no Forms 5 were required, the Company believes that during the period from January 1, 1995 through December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth information as to each person who is known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company as of March 19, 1996.

                                   Amount & Nature of       Percent of
          Name and Address         Beneficial Ownership     Class

          Roy F. Mitte, Chairman
           of the Board, President
           and Chief Executive
           Officer
          Austin Centre
          701 Brazos
          Austin, Texas 78701.....      373,304 (1)              34.39%(1)

          InterContinental Life
           Corporation
          Austin Centre
          701 Brazos
          Austin, Texas 78701.....      145,423 (2)              12.19%(3)

          Investors Life Insurance
           Company of North America
          Austin Centre
          701 Brazos
          Austin, Texas 78701.....      145,423 (2)              12.19%(3)

          (1) These shares are beneficially owned by Mr. Mitte and held jointly with his wife, Joann C. Mitte.

          (2) Of such shares, 29,100 shares are owned by Investors Life Insurance Company of North America ("Investors-NA"), 8,850 shares are owned by Intercontinental Life Insurance Company ("ILIC"), and 107,473 shares are issuable upon exercise of an option held by Investors-NA. Investors-NA is a direct subsidiary of ILCO. ILIC is a direct subsidiary of Investors-NA.

          (3) Assumes that outstanding stock options or warrants held by other persons have not been exercised.

               The following table contains information as of March 19, 1996 as to the Common Stock of the Company beneficially owned by each Director, nominee and executive officer and by all executive officers, nominees and directors of the Company as a group. Messrs. Barnett, Crowe, Demgen, Hamm, Parker, Payne and Spears did not beneficially own any shares of FIC as of March 19, 1996. The information contained in the table has been obtained by the Company from each Director, nominee and executive officer except for information known to the Company. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.

                              Amount & Nature of
          Name                Beneficial Ownership     Percent of Class

          Roy F. Mitte        373,304 (1) (2)               34.39%
          James M. Grace        1,120 (2)                        *
          Dale E. Mitte           400                            *
          Leonard A. Nadler       333                            *

          All Executive
           Officers, Nominees
           and Directors as
           a Group (10
           persons)           375,157 (1) (2)               34.56%

          (1) These shares are beneficially owned by Mr. Mitte and are held jointly with his wife Joann C. Mitte.

          (2) No executive officer or director holds any options to acquire FIC common stock. Messrs. Roy Mitte, Grace, Hamm, Payne, and Crowe are officers and/or directors of ILCO and beneficially owned approximately 67% of the outstanding shares of ILCO common stock as of March 19, 1996. Since FIC beneficially owns 62% of ILCO Common Stock, Mr. Roy Mitte's personal holdings are combined with FIC's holdings in determining the percentage of ILCO Common Stock beneficially owned by Mr. Mitte. ILCO beneficially owned 145,423 shares of FIC common stock (12.19% of the outstanding shares) as of March 19, 1996.

          *    Less than 1%.

                  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          Summary Compensation Table
               The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other persons who were serving as executive officers of the Company at the end of 1995 and received cash compensation exceeding $100,000 during 1995.

                                             Annual Compensation



    Name and Prinicpal                                          All Other
    Position             Year Salary(1)    Bonus(1)  Other(2)   Compensation

  Roy F. Mitte,
   Chairman of the
   Board, President
   and Chief Executive 1995 $503,500         -0-       -0-     $1,120,513(4)
   Officer             1994  503,500   $1,076,159(3)   -0-      1,376,663(5)
                       1993  503,500         -0-       -0-      3,237,120(6)

  James M. Grace, Vice
   President,
   Secretary and        1995  195,000       10,000      -0-          -0-
   Treasurer            1994  195,000        2,500      -0-          -0-
                        1993  195,000        5,000      -0-          -0-

  Eugene E. Payne,
   Vice President       1995  195,000       10,000      -0-          -0-
                        1994  195,000        5,000      -0-          -0-
                        1993  195,000         -0-       -0-          -0-

 Joseph F. Crowe,
  Vice President        1995  195,000       10,000      -0-          -0-
                        1994  195,000        5,500      -0-          -0-
                        1993  195,000        3,000      -0-          -0-

 Roger H. Hamm (7)      1995   63,308          -0-   175,371(8)      -0-

          (1) The salaries and bonuses set forth in the table were paid by ILCO, except that $216,857 of Mr. Mitte'e salary in 1995, $251,700 of Mr. Mitte's salary and $538,080 of his bonus in 1994 and $251,750 of Mr. Mitte's salary in 1993 were paid directly to him by Family Life. The executive officers of FIC have also been executive officers of Family Life, the insurance subsidiary of FIC, and ILCO and its insurance subsidiaries. Family Life reimbursed ILCO (or, in the case of Mr. Mitte, paid Mr. Mitte directly) the following amounts as Family Life's share of the executive officers' cash compensation for 1993, 1994 and 1995:
          $251,750,  $789,830 and  $216,857,  respectively, for  Mr. Mitte;
          $55,750,  $70,590  and  $88,293,  respectively,  for  Mr.  Grace;
          $91,650,  $126,750  and  $79,875,  repectively,  for  Dr.  Payne;
          $55,350, $68,250 and $88,293, respectively, for Mr. Crowe; and $109,205 (1995 only) for Mr. Hamm.

          (2) Does not include the value of perquisites and other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

          (3) ILCO's Compensation Committee made a recommendation to ILCO's Board of Directors, which the Board adopted, that a bonus be paid to Mr. Mitte to enable him to pay off the $650,000 loan that ILCO had made to Mr. Mitte in 1989 and to reimburse him for the amount of federal income tax payable on the bonus. Since ILCO and FIC have usually each paid one-half of Mr. Mitte's cash compensation, FIC's Board of Directors, acting on the recommendation of its Compensation Committee, subsequently authorized FIC to pay $500,000 of that bonus to Mr. Mitte.
          Therefore, FIC paid $500,000, and ILCO paid $576,159, of the bonus.

          (4) In 1989, ILCO's Board of Directors granted Mr. Mitte options to purchase 600,000 shares of ILCO's Common Stock. In October 1992, Mr. Mitte surrendered to ILCO for cancellation options to purchase 120,000 shares. ILCO and Mr. Mitte entered into a contract in 1993 providing for the cancellation of 240,000 options for an aggregate amount of $3,237,120 in 1993 and the cancellation in subsequent years of the remaining options for an aggregate amount of $3,610,240. In addition, the Company agreed to pay Mr. Mitte the amount necessary to ensure that Mr. Mitte will receive the same amount, after federal income tax, that he would have received if the options had been cancelled in 1992. During 1995, Mr. Mitte was paid $836,582 for cancellation in 1995 of options to purchase 50,000 shares of ILCO's Common Stock, $156,323 for the federal income tax reimbursement relating to the cancelation in 1994 of options to purchase 68,500 shares and $127,608 as the final payment relating to the cancellation in 1993 of options to purchase 240,000 shares. These option cancellation payments were made pursuant to the contact referred to above. FIC's Compensation Committee made a recommendation to FIC's Board of Directors, which it adopted, that, in lieu of paying Mr. Mitte a bonus as it has in the past, FIC pay $407,000 of these option cancellation payments to Mr. Mitte, with the balance of $713,513 being paid by ILCO.

          (5) During 1994, ILCO paid Mr. Mitte $997,520 for the cancellation in 1994 of options to purchase 68,500 shares of ILCO's Common Stock and $379,143 for the federal income tax reimbursement relating to the cancellation in 1993 of options to purchase 240,000 shares. Both of these payments were made pursuant to the contract referred to in footnote (4).

          (6) ILCO paid this amount in 1993 to Mr. Mitte for the cancellation of options to purchase 240,000 shares of ILCO's Common Stock pursuant to the contract referred to in footnote
          (4).

          (7) Mr. Hamm became an executive officer of FIC and ILCO in August 1995.

          (8) This amount was paid as relocation assistance by the Company to Mr. Hamm in connection with his relocation from Connecticut to Austin, Texas.

          Directors' Compensation
               Directors who are not officers or employees of the Company are paid a $5,000 annual fee, and are compensated $1,000 for each regular or special meeting of the Board of Directors which they attend in person.

          Members of Compensation Committee
               The Compensation Committee makes recommendations to the Board of Directors with respect to the Chief Executive Officer's compensation. The members of the Compensation Committee are John
          D. Barnett, Leonard A. Nadler and Frank Parker.

          Compensation Committee Interlocks and Insider Participation
               Roy F. Mitte determines the compensation of all executive officers of the Company, other than the Chief Executive Officer. Mr. Mitte is the Chairman of the Board, President and Chief Executive Officer of the Company and ILCO. He also determines the compensation of all executive officers of ILCO, other than the Chief Executive Officer.

          Reports on Executive Compensation
               The following reports and the performance graph following those reports shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          Chief Executive Officer's Report
               The following report is made by the Chief Executive Officer with respect to compensation policies applicable to the Company's executive officers, other than the Chief Executive Officer.

               The goal of the Company's executive compensation policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining senior managers. Executive compensation is based on several factors, including corporate performance. While sales, earnings, return on equity and other performance measures are considered in making annual executive compensation decisions, no formulas, pre-established target levels or minimum performance thresholds are used. Each executive officer's individual initiatives and achievements and the performance of the operations directed by the executive are integral factors utilized in determining that officer's compensation.

               Since the executive officers of the Company are also executive officers of ILCO, they receive cash compensation from the Company and ILCO. In addition, since a significant portion of the Company's net income is derived from its equity in ILCO's net income, the executive officers of both companies are provided long-term equity-based compensation in the form of ILCO stock options and interests in ILCO's Employee Stock Ownership Plan ("ESOP"). They also participate in medical and pension plans that are generally available to employees of the Company and ILCO. The objectives of the stock option plans and the ESOP are to create a strong link between executive compensation and shareholders return and enable senior managers to develop and retain a significant and long-term equity investment.

               Under ILCO's Incentive Stock Option Plan, options to purchase shares of ILCO's Common Stock at 100% of fair market value on the date of grant have been granted to executive officers and other key employees. At December 31, 1995, options to acquire 81,500 shares were outstanding, of which options to purchase 80,000 shares are held by executive officers of the Company and ILCO. Under ILCO's Non-Qualified Stock Option Plan, options to buy ILCO's Common Stock at 100% of the fair market value on the date of grant but in no event less that $3.33 per share can be granted to officers, directors, agents and others. At December 31, 1995, options to purchase 312,000 shares were outstanding, of which options to buy 162,000 shares were held by executive officers of the Company and ILCO. ILCO's Board of Directors administers both plans. Options were granted in 1988, 1991 and 1995. No options were granted in 1992, 1993 or 1994, and no further options can be granted under the Incentive Stock Option Plan.

               ILCO's ESOP is a noncontributory employee benefit plan available to all employees who have completed one year of service. Allocations of ILCO's contributions are made to participants in accordance with their compensation. Vesting of participants in their accounts occurs in annual installments over a period of approximately ten years. The assets of the ESOP consist of 379,738 shares of ILCO's Common Stock, of which 40,767 shares are allocated to the accounts of executive officers of the Company and ILCO and 273,165 shares are allocated to the other participants.

               The Company and ILCO provide medical and pension benefits to their executive officers that are generally available to employees. In addition, executive officers of the Company and ILCO may participate in ILCO's Savings and Investment Plan (401K
          Plan). Although ILCO does not make contributions to the plan, eligible employees may make contributions to the plan on a tax-deferred basis.

               The foregoing report has been furnished by Roy F. Mitte.

          Compensation Committee's Report
               The Compensation Committee of the Board of Directors makes a recommendation to the Board of Directors each year with respect to the Chief Executive Officer's compensation for that year. The Committee's recommendation regarding the Chief Executive Officer's 1995 compensation was made to and adopted by the Board on June 10, 1995. In addition, on September 22, 1995, the Committee made a recommendation to the Board of Directors, which it adopted, that the Company pay additional compensation of $407,000 in 1995 to the Chief Executive Officer.

               The compensation policies and practices of the Compensation Committee are subjective and are not based upon specific criteria. The Committee did consider the Company's overall financial performance and its continuing progress in expense management, maintenance of a high quality investment portfolio and marketing of insurance products designed to generate an acceptable level of profitability. The Committee recognized the Chief Executive Officer's leadership role in the Company's performance and his ability to select, recruit and motivate qualified people to implement the Company's policies that have contributed to that performance. Although the Committee believed that an increase in the Chief Executive Officer's annual base compensation in 1995 would have been justified, it accepted his request that his annual base compensation for 1995 remain the same as it was in 1994.

               Since the Chief Executive Officer's 1995 compensation is not based on any particular measures of the Company's performance, such as sales, earnings or return on equity, there is no specific discussion in this report of the relationship of the Company's performance to the Chief Executive Officer's compensation for 1995.

               Nevertheless, the Committee does believe that it is noteworthy that the Company reduced its bank debt to $6.765 million during 1995, the net income of ILCO, in which the Company has a 47% interest, increased to $10.7 million in 1995 from $9.9 million in 1994, and the Company's net income for 1995 was $10,017,000 ($9.04 per share) compared to net income in 1994 of $9,954,000 ($9.00 per share).

               The  foregoing report  is  submitted  by  John  D.  Barnett,
          Leonard  A.  Nadler  and   Frank  Parker,    the  members of  the
          Compensation Committee.

          Performance Graph
               The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five calendar years with the cumulative total return on The Nasdaq Stock Market (US) and an index of stocks of life insurance companies traded on Nasdaq over the same period (assuming the investment on December 31, 1990 of $100 in the Company's Common Stock, The Nasdaq Stock Market (US) and an index of stocks of life insurance companies traded on Nasdaq and the reinvestment of all dividends).

          [The graph that appears in the paper version of this proxy statement presents the information set forth in the table below.]

                    12/31/90 12/31/91 12/31/92 12/31/93 12/30/94 12/29/95
   The Company (1)      $100     $346     $535     $410     $299     $367
   The Nasdaq Stock
     Market (US)        $100     $161     $187     $215     $210     $297
   Index of Nasdaq Life
     Stocks(2)          $100     $139     $192     $230     $199     $298

          (1) The dollar amounts for the Company's Common Stock are based on the closing bid prices on Nasdaq on the dates indicated.

          (2) The Index of Nasdaq Life Insurance Stocks is comprised of life insurance companies whose stocks were traded on Nasdaq during the last five calendar years (56 issues traded during that period, of which 30 issues were traded on December 29,
          1995). These peer companies were selected by the Company on a line-of-business basis.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               The obligations of ILCO under the ILCO Senior Loan are guaranteed by FIC. FIC presently owns 1,966,346 shares of ILCO Common Stock, constituting 47.03% of such shares outstanding, and holds options to acquire an additional 1,702,155 shares at the average bid price of such shares during the six-month period preceding the date of any such purchase. In the event that such options were to be fully exercised, the total number of ILCO's shares owned by FIC would constitute 62.35% of ILCO's outstanding Common Stock.

               Roy F. Mitte serves as Chairman, President and Chief Executive Officer of both FIC and ILCO. James M. Grace serves as Vice President, Treasurer and Director of both companies and Secretary of FIC, and Messrs. Payne and Crowe serve as Vice Presidents and Directors of both companies. Mr. Roy F. Mitte holds beneficial ownership of 34.39% of the outstanding shares of the Company (see "Security Ownership of Certain Beneficial Owners"). Mr. Mitte was granted an option to purchase 600,000 shares of the common stock of ILCO (as adjusted to reflect a three-for-one split in February 1990) on May 8, 1989 in equal annual installments of 150,000 shares each. Each installment was subject to the approval of the Board of Directors, and would be exercisable for a period of ten years from the date of grant at a price of $1.00 per share (as adjusted). The Board of Directors voted to award installments of 150,000 shares in each of 1989, 1990, 1991 and 1992. In October 1992, Mr. Mitte surrendered to ILCO for cancellation options to purchase 120,000 shares. ILCO and Mr. Mitte entered into an agreement in 1993 providing for the cancellation of the remaining options to purchase 480,000 shares. See "Compensation of Executive Officers and Directors."

               In May, 1989, the Board of Directors of ILCO  granted Roy F.
          Mitte the right to borrow up to $650,000 from ILCO to be used solely for the purchase of FIC common stock pursuant to Mr. Mitte's then existing options. A principal purpose or said loan was to enable Mr. Mitte to maintain his equity position in FIC, as required under the terms of the lending agreements entered into in connection with the purchase of the Investors Life Companies. Said loan, which was exercised on June 1, 1989, carried no interest and was repayable in five years. The loan was paid in full in 1994. See "Compensation of Executive Officers and Directors."

               When it acquired Austin Centre, Investors-NA leased the hotel to FIC Realty Services, Inc. ("FIC Realty"), a subsidiary of FIC, pursuant to which FIC Realty pays monthly rent to Investors-NA in an amount equal to 95% of the net operating profits of the hotel for the preceding month (excess of all hotel revenues over all hotel expenses, including insurance, utilities and property taxes). Any net operating loss for a month is carried forward and deducted from the net operating profit for the next month that has such a profit. During 1995, FIC Realty paid $1,991,356 of rent to Investors-NA pursuant to this lease. FIC Realty has delegated the management of the hotel to an unrelated third party pursuant to a management agreement, but FIC Realty bears most of the economic risks in operating the hotel. As an inducement to FIC Realty's agreeing to bear those risks, Investors-NA has agreed to provide funds to pay expenses in operating the hotel to the extent that the cash flow from such operations is not sufficient to do so.

               Alcoholic beverages had been sold at the hotel by an unrelated third party pursuant to a lease it had with FIC Realty until September 30, 1994. Commencing October 1, 1994, all alcoholic beverages sales have been conducted by Atrium Beverage Corporation ("Atrium Beverage"), a new subsidiary of FIC Realty. Atrium Beverage subleases from FIC Realty space in the hotel for the storage, service and sale of alcoholic beverages pursuant to which Atrium Beverage pays monthly rent to FIC Realty of $12,500. The sublease provides that the rent paid during each calendar year will be reduced to the extent necessary to ensure that Atrium Beverage's net operating profit from alcoholic beverages sales is not less than 5% of its gross receipts from such sales. Atrium Beverage and FIC Realty are also parties to a management agreement whereby FIC Realty manages Atrium Beverage's alcoholic beverage operations at the hotel for a monthly fee equal to 28% of the gross receipts from alcoholic beverage sales. During 1995, Atrium Beverage paid FIC Realty rent and management fees totalling $319,815. All of that amount was included in the hotel revenues of FIC Realty for purposes of determining its net operating profits under the hotel lease agreement with Investors-NA.

               Investors-NA entered into a management agreement in September 1991 with FIC Property Management, Inc. ("FIC
          Management"), a subsidiary of FIC, whereby it appointed FIC Management to manage, lease and operate the office tower, retail areas, underground parking garage and common areas of Austin Centre. FIC Management is paid fees in an amount equal to 5% of the net operating profit that Investors-NA receives from the properties managed and leased by FIC Management. During 1995, Investors-NA paid $130,760 of fees to FIC Management under this agreement.

               As part of the financing arrangement for the acquisition of Family Life Insurance Company, a $22.5 million loan was made by Investors-NA to Family Life Corporation, a subsidiary of FIC, and a $2.5 million loan was made by Investors-NA to FIC. In addition to the interest provided under those loans, Investors-NA was granted by FIC non-transferable options to purchase, in the amounts proportionate to their respective loans, up to a total of
          9.9 percent of shares of FIC's common stock at a price of $10.50 per share, equivalent to the then current market price, subject to adjustment to prevent dilution. The options will expire on June 12, 1998 if not previously exercised.

               On July 30, 1993, Investors-NA loaned $34.5 million to two subsidiaries of FIC in connection with the prepayment of the subordinated indebtedness owed by those subsidiaries to the seller of Family Life Insurance Company.

               FIC was reimbursed by ILCO for rental expense and certain other operating expenses incurred during 1995 on behalf of ILCO. The amount of such reimbursement was approximately $830,000.

               Pursuant to a data processing agreement with a major service company, the data processing needs of ILCO's and FIC's insurance subsidiaries were provided at a central location until November 30, 1994. Commencing December 1, 1994, all of those data processing needs are provided to ILCO's and FIC's Austin, Texas and Seattle, Washington facilities by FIC Computer Services, Inc. ("FIC Computer"), a new subsidiary of FIC. Each of FIC's and ILCO's insurance subsidiaries has entered into a data processing agreement with FIC Computer whereby FIC Computer provides data processing services to each subsidiary for fees equal to such subsidiary's proportionate share of FIC Computer's actual costs of providing those services to all of the subsidiaries. Family Life paid $779,052 and Investors-NA and ILIC paid $1,655,486 to FIC Computer for data processing services provided during 1995.

               In 1995, Family Life entered into a reinsurance agreement with Investors-NA pertaining to universal life insurance written by Family Life. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement applies to only that portion of the face amount of the policy which is less than $200,000; face amounts of $200,000 or more are reinsured by Family Life with a third party reinsurer.

                            BOARD, COMMITTEES AND MEETINGS

               FIC's Board of Directors met formally three times during 1995. All Directors attended all of the Board's meetings.

               The Board has an Audit Committee which did not have any formal meetings during 1995. The Board does not have a Nominating Committee. The Directors serving on the Audit Committee in 1995 were Messrs. Dale Mitte, Grace, Barnett and
          Crowe. The duties of the Audit Committee are to review the financial statements and the results of the Company's annual audit with FIC's independent auditors.

               The  members of the Compensation Committee during 1995 were:
          Messrs. Barnett, Nadler and Parker. The Compensation Committee held two meetings during 1995.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

               FIC's   accounting  firm  for  the  current  year  is  Price
          Waterhouse LLP. Representatives of Price Waterhouse LLP are expected to be available for comment at the Shareholders Meeting and will be given an opportunity to respond to appropriate questions.

                                SHAREHOLDER PROPOSALS

               It is contemplated by the management of FIC that the next Annual Meeting of the Shareholders of FIC will be held on or about May 20, 1997. Proposals submitted by any security holders and intended to be included in FIC's Proxy Statement and Form of Proxy relating to the meeting must by received by the Company at its principal executive offices no later than December 31, 1996 and must be in compliance with applicable laws and Securities and Exchange Commission regulations.

                                  ADDITIONAL MATTERS

               At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of FIC with respect to such matters.

          Date:     April 19, 1996

                                                  By Order of  the Board of
                                                  Directors
                                                  Financial Industries
                                                  Corporation

                                                  James M. Grace
                                                  Secretary

          PROXY

                           FINANCIAL INDUSTRIES CORPORATION
                     Annual Meeting of Shareholders, May 21, 1996

               Roy F. Mitte and James M. Grace, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present at the Annual Meeting of Shareholders of Financial Industries Corporation to be held on Tuesday, May 21, 1996 or at any postponements or adjournments thereof, as indicated below.

               1.   ELECTION OF DIRECTORS    [ ]  FOR  all  nominees listed
                                                  below (except as
                                                  indicated)
                                             [ ]  WITHHOLD   authority   to
                                                  vote  for   all  nominees
                                                  listed below

          If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

            J. Barnett, J. Crowe, J. Demgen, J. Grace, R. Hamm, D. Mitte,
                 R. Mitte, L. Nadler, F. Parker, E. Payne, R. Spears

               2. In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting or at any postponements or adjournments thereof.
                                                (Continued on reverse side)
          (Continued from reverse side)

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL CONSTITUTE AUTHORIZATION TO VOTE THE UNDERSIGNED'S SHARES FOR THE ELECTION OF NOMINEES FOR DIRECTOR WHOSE NAMES ARE LISTED ON THE REVERSE. It will be voted on other business matters which may properly be brought before the meeting in accordance with the best judgment of the proxies.

                The Board of Directors recommends a vote "FOR" on all
                           matters set forth in this proxy.

                                        Please date, sign and return in the

                                        enclosed postage paid envelope.

                                        Dated:                       , 1996

                                        Signature

                                        Signature

                                        (if held jointly)

                                        In  the  case  of  joint or  common
                                        ownership, each owner should sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FINANCIAL INDUSTRIES CORPORATION